Exhibit 4.4

                           IMPLANT SCIENCES CORPORATION

               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK
               --------------------------------------------------

January 11, 2002
----------------                                               -----------------
                                                               (No. of Warrants)

          FOR VALUE RECEIVED, Implant Sciences Corporation "Company"), hereby certifies that _____________________________, or a permitted assign thereof, is entitled to purchase from the Company, at any time or from time to time, commencing the date hereof and prior to 5:00 P.M., New York City time, on December 12, 2006, _______________ fully paid and nonassessable shares of the common stock, of the Company for an aggregate purchase price of _____________________________(computed on the basis of $ _________/share).
(Hereinafter, (i) said common stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "IMX Warrants Shares," the aggregate purchase price payable hereunder for the IMX Warrants Shares is referred to as the "Aggregate Warrant Price," (iv) two Warrants shall be surrendered for each share of Common Stock purchased hereunder, (v) the price payable hereunder for each of the IMX Warrants Shares is referred to as the "Per Share Warrant Price," (vi) this
Warrant, all identical warrants (if any) issued on the date hereof and all warrants hereafter issued in exchange or substitution for this Warrant or such other warrants are referred to as the "Warrants" and (vii) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other Warrants are referred to as the "Holders"). The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of IMX Warrants Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

1.   Exercise  of  Warrant.
     ---------------------

     a)   Exercise  for  Cash

     This Warrant may be exercised, in whole at any time or in part from time to time, commencing on the date hereof and prior to 5:00 P.M., New York City time, on December 12, 2006, by the Holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in
Section 9 hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for IMX Warrants Shares shall be made by wire, or check payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the IMX Warrants Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such IMX Warrants Shares. Upon such surrender of this Warrant the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of


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Directors  of the Company shall determine), and (b) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

     b)   Cashless  Exercise

     If at any time commencing December 12, 2002 the IMX Warrants Shares have not been registered for resale under the Securities Act of 1933 with a current prospectus available, in lieu of exercising this Warrant in the manner set forth in Subsection l(a) above, the Warrant may be exercised by surrender of the Warrant without payment of any other consideration, commission or remuneration, by execution of the cashless exercise subscription form (at the end hereof, duly executed). The number of shares to be issued in exchange for the Warrant will be computed by subtracting the Warrant Exercise Price from the closing bid price of the common stock on the date of receipt of the cashless exercise subscription form, multiplying that amount by the number of shares represented by the Warrant, and dividing by the closing bid price as of the same date.

     c)   Ownership  Limitation

     No Holders of Warrants shall be permitted to exercise any Warrants to the extent that such exercise would cause any Holder to be the beneficial owner of more than 5 % of the then outstanding Common Stock, at that given time. This limitation shall not be deemed to prevent any Holder from acquiring an aggregate of more than 5 % of the Common Stock, so long as such Holder does not beneficially own more than 5 % of the Common Stock, at any given time.

2.   Reservation  of  IMX  Warrants  Shares.
     --------------------------------------

     The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (except for applicable state or federal securities law restrictions) and free and clear of all pre-emptive rights.

3.   Protection  Against  Dilution.
     -----------------------------

     a) If, at any time or from time to time after the date of this Warrant, the Company shall issue or distribute (for no consideration) to the holders of shares of Common Stock evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Subsection 3(b), and also excluding cash dividends or cash distributions paid out of net profits legally available therefor if the full amount thereof, together with the value of other dividends and distributions made substantially concurrently therewith or pursuant to a plan which includes payment thereof, is equivalent to not more than 5% of the Company's net worth) (any such nonexcluded event being herein called a "Special


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Dividend"), the Per Share Warrant Price shall be adjusted by multiplying the Per
Share Warrant Price then in effect by a fraction, the numerator of which shall be the then current market price of the Common Stock (defined as the average for the thirty consecutive business days immediately prior to the record date of the daily 4:00 PM closing bid price of the Common Stock as reported by the NASDAQ system)less the fair market value (as determined by the Company's Board of Directors) of the evidences of indebtedness, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be such then current market price per share of Common Stock. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date of any such Special Dividend.

     b) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price shall be adjusted so that the Holder of any Warrant upon the exercise hereof shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned had he exercised the warrants immediately prior thereto. An adjustment made pursuant to this Subsection 3(b) shall become effective immediately after the record date in the case of a dividend or distribution, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection 3(b), the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares of such classes or capital stock or shares of Common Stock and other capital stock.

     c)  Intentionally  Omitted.

     d)  Intentionally  Omitted.

     e) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive upon exercise of such Warrant into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this
Section  3 shall thereafter correspondingly be made applicable, as nearly as may


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reasonably  be, in relation to any shares of stock or other securities or be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant. The above provisions of this Subsection 3(e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 20 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

     f) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 per share of Common Stock; provided, however, that any adjustments which by reason
                         -----------------
of this Subsection 3(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further, however, that
                                                 ----------------
adjustments shall be required and made in accordance with the provisions of this
Section 3 (other than this Subsection 3(f)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon exercise hereof. All calculations under this Section 3 shall be made to the nearest cent. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

     g)  Whenever  the  Per  Share Warrant Price is adjusted as provided in this
Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Per Share Warrant Price and the number of IMX Warrants Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

     h) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock, other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than 20 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

4.   Fully  Paid  Stock,  Taxes.
     ---------------------------

     The Company agrees that the shares of the Common Stock represented by each and every certificate for IMX Warrants Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to pre-emptive rights, and the Company will take all such actions as may be necessary to assure that the par


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value  or  stated  value,  if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor.


5.   Registration  Rights
     --------------------

     The  Company  shall register the IMX Warrants Shares in accordance with the
Section 8 of the Financing Terms Agreement dated December 11, 2001, a copy of which is attached hereto as Exhibit A. The Per Share Warrant Price is subject to reduction as set forth in Section 8 of such Financing Terms Agreement.

6.   Transferability.
     ---------------

     The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the Holder thereof shall be identical to those of the Holder.

7.   Loss,  etc.,  of  Warrant.
     -------------------------

     Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

8.   Warrant  Holder  Not  Shareholders.
     ----------------------------------

     Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof

9.   Communication.
     -------------

     Any notice or other communication under this Warrant shall be effective unless and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, or sent vial facsimile, electronic transmission, overnight courier or hand delivery addressed to:

If  to  the  Company:


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     Implant Sciences Corporation
     107 Audubon Road, #5
     Wakefield, MA 01880
     Attn:  David  C.  Volpe,  Chief  Financial  Officer

     Tel: (781) 246-0700
     Fax: (781) 246-1167
     Email: dvolpe@implantsciences.com
            --------------------------


If  to  the  Purchaser:

     Generation  Capital  Associates
     1085  Riverside  Trace
     Atlanta,  GA  30328
     Attn:  Frank  E.  Hart,  General  Partner

     Fax:  (404)  255-2218
     Telephone:  (404)  303-8450

     with  copy  to:

     David  A.  Rapaport,  Esq.
     333  Sandy  Springs  Circle,  Suite  230
     Atlanta,  GA  30328
     Fax:  404/257-9125
     Tel:  404/257-9150
     Email:  drapaport@hcfmgmt.com

10.  Headings.
     --------

          The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

11.  Applicable  Law.
     ---------------

          This Warrant shall be governed by and construed in accordance with the law of The Commonwealth of Massachusetts without giving effect to the principles of conflicts of law thereof.

     IN WITNESS WHEREOF, Implant Sciences Corporation has caused this Warrant to be signed by its President and Chief Financial Officer as of the date set forth above.



---------------------------------------
Anthony  J.  Armini,  President


---------------------------------------
David C. Volpe, Chief Financial Officer



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                                  SUBSCRIPTION
                                  ------------


The undersigned, _____________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase shares of the Common Stock of Implant Sciences Corporation covered by said Warrant, and makes payment therefor in full at the Per Share Warrant provided by said Warrant.


Dated:                                   Signature:

                                         Address:



                                   ASSIGNMENT
                                   ----------

FOR VALUE RECEIVED___________________ hereby sells, assigns and transfers unto ____________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _______________________, attorney, to transfer said Warrant on the books of ________________


Dated:                                   Signature:

                                         Address:



                               PARTIAL ASSIGNMENT
                               ------------------

     FOR VALUE RECEIVED ____________________hereby assigns and transfers unto ____________________ the right to purchase ______________ shares of the Common Stock of ________________ by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer that part of said Warrant on the books of Implant Sciences Corporation.


Dated:                                   Signature:

                                         Address:


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                         CASHLESS EXERCISE SUBSCRIPTION
                        --------------------------------


     The undersigned _______________________ pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe to that number of shares of stock of Implant Sciences Corporation as are issuable in accordance with the formula set forth in Section l(b) of the Warrant, and makes payment therefore in full by surrender and delivery of this Warrant.

Dated:                                   Signature:

                                         Address:


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